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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the America Online Latin America, Inc. 2000 Stock Plan of our report dated September 5, 2000, with respect to the consolidated financial statements of America Online Latin America, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


McLean, Virginia
December 6, 2000